Exhibit 99

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, $0.001 par value per share, of Flux Power Holdings, Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of November 5, 2025

CVI INVESTMENTS, INC.

By: Heights Capital Management, Inc.

       pursuant to a Limited Power of Attorney

By: /s/ Sarah Travis

Name: Sarah Travis

Title: Assistant General Counsel and Assistant Secretary

HEIGHTS CAPITAL MANAGEMENT, INC.

By: /s/ Sarah Travis

Name: Sarah Travis

Title: Assistant General Counsel and Assistant Secretary